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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Cynthia M. Mahoney
Manager, Public Relations & Marketing
Phone: (518) 782-7700 ext. 1973
Web site: http://www.plugpower.com

                          PLUG POWER ANNOUNCES NEW CFO

LATHAM, N.Y. - January 8, 2003 -- Plug Power Inc. (NASDAQ: PLUG) today announced the appointment of David A. Neumann to Vice President and Chief Financial Officer, effective Monday, January 20.

Neumann's appointment follows the resignation of W. Mark Schmitz, effective January 20, who has accepted the position of Vice President of Finance with Tyco Fire and Security, a division of Tyco International Ltd.

"David is an experienced financial leader," said Roger Saillant, Plug Power President and Chief Executive Officer. "During the past five years, David has been involved in all aspects of the Company's financial operations, and has been instrumental in ensuring the Company's compliance with Securities and Exchange Commission (SEC) reporting obligations. He has been a key player in the Company's initial public offering, securing additional funds through a secondary offering and, recently, preparing us for the proposed acquisition of H Power Corp. We are confident he will continue to help advance the company."

Neumann has served as Corporate Controller for Plug Power since December 1997 and was acting Chief Financial Officer for a period during 2001. He has more than 10 years' accounting, tax and SEC reporting experience. Neumann is a Certified Public Accountant and holds a B.S. degree in accounting from the State University of New York at Plattsburgh.

Schmitz commented, "I am confident about the positive direction in which the management team is taking the company and that Plug Power will continue to gain momentum."

In discussing Schmitz' departure, Saillant said, "We are pleased that Tyco recognizes Mark's talents and vision. While we will miss working with Mark, we respect his decision to accept this role with a large and internationally recognized division of Tyco. He has made a significant contribution here at Plug Power during the past year-and-a-half and we wish him the best in his new position."

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Plug Power designs, develops and manufactures on-site electric power generation systems utilizing Proton Exchange Membrane (PEM) fuel cells for stationary applications. Plug Power's fuel cell systems are expected to be sold globally through a joint venture with General Electric and through DTE Energy Technologies in a four-state territory, which includes Michigan, Illinois, Ohio and Indiana. The Company's headquarters are located in Latham, N.Y., with offices in Washington, D.C. and The Netherlands.

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This press release may contain statements, which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Plug Power's future results of operations, Plug Power's product development expectations or of Plug Power's financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Plug Power's actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, Plug Power's ability to develop a commercially viable fuel cell system; the cost and timing of developing Plug Power's fuel cell systems; market acceptance of Plug Power's fuel cell systems; Plug Power's reliance on Plug Power's relationship with certain affiliates of General Electric; Plug Power's ability to perform on its multi-generation product plan in a manner satisfactory to GEFCS and DTE; ability to manufacture fuel cell systems on a commercial basis; competitive factors, such as price competition, competition from other power technologies and competition from other fuel cell companies; the cost and availability of components and parts for Plug Power's fuel cell systems; the ability to raise and provide the necessary capital to develop, manufacture and market Plug Power's fuel cell systems; Plug Power's ability to lower the cost of its fuel cell systems and demonstrate their reliability; the cost of complying with current and future governmental regulations; and other risks and uncertainties discussed under the heading "Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2001, dated March 29, 2002 and filed with the Securities Exchange Commission on March 29, 2002, and the reports Plug Power files from time to time with the Securities and Exchange Commission. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.